Exhibit 4.15
EXECUTION COPY
GRUPO TELEVISA, S.A.B.,
as Issuer,
THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Paying Agent
and Transfer Agent
and
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Luxembourg Paying Agent,
Transfer Agent and Listing Agent

FOURTEENTH SUPPLEMENTAL INDENTURE
Dated as of November 30, 2009

Supplementing the Trust Indenture
Dated as of August 8, 2000

U.S.$600,000,000 6.625% Senior Notes due 2040

     FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of the 30th day of November, 2009, between GRUPO TELEVISA, S.A.B., a publicly traded limited liability stock corporation (sociedad anónima bursátil) organized under the laws of the United Mexican States (the “Issuer” or the “Company”), THE BANK OF NEW YORK MELLON, a New York banking corporation, having its Corporate Trust Office located at 101 Barclay Street, New York, New York 10286, as trustee (the “Trustee”), registrar (“Registrar”), paying agent (“Paying Agent”) and transfer agent (“Transfer Agent”), and THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., a bank duly incorporated and existing under the laws of Luxembourg, as paying agent, transfer agent and listing agent (a “Paying Agent”, “Transfer Agent” and “Listing Agent”, as the case may be);
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 8, 2000 (the “Original Indenture” and, together with the First Supplemental Indenture dated as of August 8, 2000, the Second Supplemental Indenture dated as of January 19, 2001, the Third Supplemental Indenture dated as of September 13, 2001, the Fourth Supplemental Indenture dated as of March 11, 2002, the Fifth Supplemental Indenture dated as of March 8, 2002, the Sixth Supplemental Indenture dated as of July 31, 2002, the Seventh Supplemental Indenture dated as of March 18, 2005, the Eighth Supplemental Indenture dated as of May 26, 2005, the Ninth Supplemental Indenture dated as of September 6, 2005, the Tenth Supplemental Indenture dated as of May 9, 2007, the Eleventh Supplemental Indenture dated as of August 24, 2007, Twelfth Supplemental Indenture dated as of May 12, 2008, the Thirteenth Supplemental Indenture dated as of August 21, 2008 and this Fourteenth Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the “Securities”);
     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee, on November 30, 2009, this Fourteenth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, Securities to be designated as the “6.625% Senior Notes due 2040” under the Original Indenture in the aggregate principal amount of U.S.$600,000,000 subject to Section 202 hereof;
     WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and
     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the

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Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Fourteenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;
     NOW, THEREFORE, This FOURTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the “6.625% Senior Notes due 2040” and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fourteenth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE I
DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION
Section 101. Definitions.
     Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of DTC, Euroclear or Clearstream Banking, as the case may be, that apply to such transfer or exchange.
     “Clearstream Banking” shall mean Clearstream Banking, société anonyme (formerly Cedelbank) or any successor.
     “Depositary” shall mean DTC or its nominee, or any other depositary appointed by the Company, provided, however, that such depositary shall have an address in the Borough of Manhattan, in the City of New York.
     “DTC” shall mean The Depository Trust Company.
     “Euroclear” shall mean the Euroclear System or any successor.
     “Global Securities” or “Global Security” shall have the meaning assigned to it in Section 203 hereof.
     “Initial Purchasers” shall mean Credit Suisse Securities (USA) LLC.
     “Interest Payment Date” shall have the meaning assigned to it in the Original Indenture and in Section 206 hereof.
     “Mexican GAAP” shall mean, with respect to the Notes, Normas de Información Financiera aplicables en México (Financial Reporting Standards in Mexico) and the

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accounting principles and policies of the Company and its Restricted Subsidiaries, in each case in effect as of the date of this Fourteenth Supplemental Indenture.
     “Notes” shall mean the Company’s 6.625% Senior Notes due 2040.
     “Remaining Scheduled Payments” shall mean, with respect to the Notes, the remaining scheduled payments of principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption.
     “Securities” shall mean the Notes.
     “Securities Act” shall mean the United States Securities Act of 1933, as amended.
Section 102. Section References.
     Each reference to a particular Section set forth in this Fourteenth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourteenth Supplemental Indenture.
ARTICLE II
TITLE AND TERMS OF THE SECURITIES
Section 201. Title of the Securities.
     The title of the Securities of the series established hereby is the “6.625% Senior Notes due 2040”.
Section 202. Amount and Denominations.
     The aggregate original principal amount of the Notes which may be authenticated and delivered under this Fourteenth Supplemental Indenture is limited to U.S.$600,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the Notes may be reopened, without the consent of the Holders thereof, for issuance of additional Securities of the same series.
Section 203. Registered Securities.
     The certificates for the Notes shall be Registered Securities in global form and shall be in substantially the forms attached hereto as Exhibits A-1 and A-2 (collectively, the “Global Securities,” each a “Global Security”). Unless otherwise agreed by the Company and the Trustee, the Notes shall bear the legends as are inscribed thereon until, with respect to the Notes in the form attached hereto as Exhibit A-1, (a) the first anniversary of the last date of original issuance of the Notes (or such shorter period of time permitted by Rule 144(d) of the Securities Act) and (b) such later date, if any, as may be required by applicable law.

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Section 204. Issuance and Pricing.
     The Notes shall be issued under the Indenture and sold by the Company to the Initial Purchasers at a price equal to 97.869% of the principal amount thereof.
Section 205. Stated Maturity.
     The Stated Maturity of the Notes on which the principal thereof is due and payable shall be January 15, 2040.
Section 206. Interest.
     The principal of the Notes shall bear interest from the later of November 30, 2009 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2010, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the fifteenth calendar day preceding such Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal is payable on that date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or Maturity would otherwise be a day that is not a Business Day (as defined in the Original Indenture), the related payment of principal, interest, premium and Additional Amounts will be made on the next succeeding Business Day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the Interest Payment Date or Maturity, as the case may be, to the next succeeding Business Day. Payments postponed to the next Business Day in this situation will be treated as if they were made on the original due date and postponement of this kind will not result in an Event of Default under the Notes, the Indenture or this Fourteenth Supplemental Indenture.
     Interest on the Notes will accrue at the rate of 6.625% per annum, until the principal thereof is paid or made available for payment.
Section 207. Registration, Transfer and Exchange.
     The principal of, interest, premium and Additional Amounts on the Notes shall be payable and the Notes may be surrendered or presented for payment, the Notes may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York, and so long as any Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, a Paying Agent and a Transfer Agent with a specified office in Luxembourg, from time to time; provided, however, that at the option of the Company payment of interest on either series may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register.

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     The Company hereby initially appoints the Trustee at its office in The City of New York as the Registrar, a Paying Agent and a Transfer Agent under the Indenture and the Trustee, by its execution hereof, accepts such appointment; provided, however, that (subject to Section 1002 of the Indenture) the Company may at any time remove the Trustee at its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. The Company hereby initially appoints The Bank of New York Mellon (Luxembourg) S.A. at its office at Aerogolf Center, 1A Hoehenhof, L- 1736 Senningerberg, Luxembourg, to act as a Luxembourg Paying Agent and Transfer Agent under the Indenture and The Bank of New York Mellon (Luxembourg) S.A. by its execution hereof, hereby accepts such appointment. The Trustee, the Registrar, each Paying Agent and Transfer Agent shall keep copies of the Indenture available for inspection and copying by holders of the Notes during normal business hours at their respective offices.
     Notwithstanding the foregoing, a Holder of U.S.$10 million or more in aggregate principal amount of certificated Notes on a Regular Record Date shall be entitled to receive interest payments, if any, on any Interest Payment Date, other than an Interest Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Any interest not punctually paid or duly provided for on a certificated note on any Interest Payment Date other than the date of Maturity will cease to be payable to the Holder of the Note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by the Company, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.
     Rule 144A Security to Regulation S Security. If a holder of a beneficial interest in the Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security, for a beneficial interest in the Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.
     Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the account to be

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credited with such increase and (3) a certificate substantially in the form of Exhibit B hereto, in the case of transfers prior to the expiration of the “distribution compliance period” (within the meaning of Rule 903 of Regulation S) (the “Restricted Period”), or Exhibit C, in the case of transfers after the expiration of the “distribution compliance period” given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.
     Regulation S Security to Rule 144A Security. If a holder of a beneficial interest in the Regulation S Security which is deposited with the Depositary wishes at any time to exchange its interest for a beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in such Regulation S Security to a person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Security, such holder may, subject to the rules and procedures of Euroclear or Clearstream Banking or the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security.
     Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) instructions from Euroclear or Clearstream Banking or the Depositary, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with the Depositary to be credited with such increase, and (2) with respect to an exchange or transfer of a beneficial interest in the Regulation S Security for a beneficial interest in the Rule 144A Security, a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Security to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Security, as the case may be, to be so exchanged or transferred, and to

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credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Regulation S Security, as the case may be.
Section 208. Redemption of the Securities.
     The Notes are redeemable by the Company pursuant to Sections 1008 and 1009 of the Original Indenture in accordance with Article Eleven thereof.
Section 209. Denominations.
     Interests in the Rule 144A Security shall be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and interests in the Regulation S Security shall be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
Section 210. Currency.
     The interest, premium, if any, Additional Amounts, if any, and principal on the Notes shall be payable only in Dollars.
Section 211. Applicability of Certain Indenture Provisions.
     All Sections of the Original Indenture shall apply to the Notes, except for Articles Twelve, Thirteen and Fourteen.
Section 212. Security Registrar and Paying Agent.
     The Trustee shall be Security Registrar and the initial Paying Agent and initial Transfer Agent for the Notes (subject to the Company’s right (subject to Section 1002 of the Indenture) to remove the Trustee as such Paying Agent and or Transfer Agent with respect to each series and or, from time to time, to designate one or more co-registrars and one or more other Paying Agents and Transfer Agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Notes. The Company shall maintain a Paying Agent and Transfer Agent in Luxembourg for so long as any Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF.
Section 213. Global Securities.
     (a) Form of Securities. The Notes may be issued in whole or in part in the form of one or more Global Securities in fully registered form. No Notes will be issued in bearer form. The initial Depositary for the Global Securities of each series shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Notes from time to time.
     (b) Rule 144A Securities. Notes initially offered and sold in reliance on Rule 144A to QIBs shall be issued in the form of permanent Global Securities in

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definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A-1 (the “Rule 144A Security”). The Rule 144A Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of the Rule 144A Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or its nominee, as the case may be.
     (c) Regulation S Securities. Notes offered and sold in reliance on Regulation S shall be issued in the form of Global Securities in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A-2 (the “Regulation S Security”). The Regulation S Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream Banking. During the Restricted Period, interests in a Regulation S Security may be exchanged for interests in the Rule 144A Security. The aggregate principal amount of the Regulation S Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as provided herein.
     Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged, in whole or in part for certificated Notes, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person, other than the Depositary or a nominee thereof unless (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act, or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (D) the Company in its sole discretion determines that the Global Securities (in whole not in part) should be exchanged for certificated Notes and delivers a written notice to such effect to the Trustee; provided, however, that interests in the Regulation S Security will not be exchangeable for certificated Notes until expiration of the Restricted Period and receipt of certification of non-U.S. beneficial ownership. Any Global Security exchanged pursuant to Clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to Clause (C) above may be exchanged in whole or from time to time in part in the manner directed by the Depositary. In the event of the occurrence of any of the events specified

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in this paragraph, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.
     If the Company issues the Notes in certificated registered form, so long as the notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF, the Company will maintain a paying agent and a transfer agent in Luxembourg. The Company will also publish a notice in Luxembourg in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort). The Company will also publish a notice in Luxembourg in a leading newspaper having general circulation in Luxembourg if any change is made in the Paying Agent or the Transfer Agent in Luxembourg.
     Upon any exchange, the certificated Notes shall be issued in definitive, fully-registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged and shall be registered in such names and be in such denominations as the Depositary shall designate. Unless otherwise agreed by the Company and the Trustee, such Notes shall bear any legends required hereunder until, with respect to the Notes in the form attached hereto as Exhibit A-1, (a) the first anniversary of the last date of original issuance of the Notes (or such shorter period of time permitted by Rule 144(d) of the Securities Act) and (b) such later date, if any, as may be required by applicable law. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of any appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream Banking, respectively, shall be applicable to any Global Security insofar as interests in such Global Security are held by the agent members of Euroclear or Clearstream Banking. Account holders or participants in Euroclear and Clearstream Banking shall have no rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

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Section 214. [INTENTIONALLY OMITTED]
Section 215. Sinking Fund.
     The Notes shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.
Section 216. Conversion; Exchange.
     The Notes shall not be convertible into Common Stock. The Company and the Initial Purchasers, have entered into a Registration Rights Agreement dated the date hereof in the form of Exhibit F hereto, relating to the Notes.
Section 217. Amendments.
     This Supplemental Indenture may be amended by the Company without the consent of any holder of the Notes in order for the restrictions on transfer contained herein to be in compliance with applicable law or the Applicable Procedures.
Section 218. Applicable Procedures.
     Notwithstanding anything else herein, the Company shall not be required to permit a transfer to a Global Security that is not permitted by the Applicable Procedures.
Section 219. Paying and Transfer Agent.
     The Bank of New York Mellon (Luxembourg) S.A. agrees that the provisions of Section 1003 of the Original Indenture shall be binding on it as Luxembourg Paying Agent and Transfer Agent.
ARTICLE III
MISCELLANEOUS PROVISIONS
     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fourteenth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.
     This Fourteenth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. This Fourteenth Supplemental Indenture shall be governed by, and construed in

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accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.
     This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the day and year first above written.

GRUPO TELEVISA, S.A.B., as Issuer
By:
Name:
Title:

By:
Name:
Title:

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THE BANK OF NEW YORK MELLON, As Trustee, Registrar, Paying Agent and Transfer Agent
BY
Name:
Title:

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THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Luxembourg Paying Agent, Transfer Agent and Listing Agent
BY
Name:
Title:

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Exhibit A-1
RULE 144A NOTE
THIS NOTE IS A RULE 144A SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A)(i) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A

QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (ii) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE NOTES.

No. 1	U.S.$[ ]
CUSIP No. 40049JAY3
Grupo Televisa, S.A.B.
6.625% Senior Note due 2040
Rule 144A Note
     Grupo Televisa, S.A.B., a publicly-traded limited liability company (sociedad anónima bursátil), organized under the laws of the United Mexican States (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum of [•] million U.S. dollars (U.S.$[•]) (or such lesser amount as shall be the outstanding principal amount of this Rule 144A Note shown in Schedule A hereto) on January 15, 2040 and to pay interest thereon from November 30, 2009 or from the most recent date to which interest has been paid or provided for, semiannually on January 15 and July 15, in each year (each, an “Interest Payment Date”), commencing July 15, 2010 at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment of principal, interest, Additional Amounts and any other amounts due on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

     This Note is a global Rule 144A Security issued on the date hereof which represents U.S.$[•] of the principal amount of the Company’s 6.625% Senior Notes due 2040, initially offered and sold to qualified institutional buyers, as defined in Rule 144A under the Securities Act. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one series under an Indenture dated as of August 8, 2000, as supplemented by the first supplemental indenture dated as of August 8, 2000, the second supplemental indenture dated as of January 19, 2001, the third supplemental indenture dated as of September 13, 2001, the fourth supplemental indenture dated as of March 11, 2002, the fifth supplemental indenture dated as of March 8, 2002, the sixth supplemental indenture dated as of July 31, 2002, the seventh supplemental indenture dated as of March 18, 2005, the eighth supplemental indenture dated as of May 26, 2005, the ninth supplemental indenture dated as of September 6, 2005, the tenth supplemental indenture dated May 9, 2007, the eleventh supplemental indenture dated as of August 24, 2007, the twelfth supplemental indenture dated as of May 12, 2008 and the thirteenth supplemental indenture dated as of August 21, 2008 (herein called, together with the Fourteenth Supplemental Indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Fourteenth Supplemental Indenture between the Company, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent, Transfer Agent and Listing Agent, dated as of November 30, 2009, establishing the terms of the Notes pursuant to the Indenture (the “Fourteenth Supplemental Indenture”).
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of U.S$2,000, and integral multiples of U.S.$1,000 as specified in the Fourteenth Supplemental Indenture establishing the terms of the Notes and as more fully provided in the Original Indenture. As provided in the Original Indenture, and subject to certain limitations set forth in the Original Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
     Interests in this Note are exchangeable or transferable in whole or in part for interests in the Regulation S Note, of the same series, only if such exchange or transfer complies with the terms for transfer contained in the Indenture.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

GRUPO TELEVISA, S.A.B.

Attest:		By:

Name:
	Title:		Title:

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 30, 2009.	THE BANK OF NEW YORK MELLON, as Trustee

By:

FORM OF REVERSE OF RULE 144A NOTE
     This Note is one of a duly authorized issue of Notes of the Company designated as its 6.625% Senior Notes due 2040 (hereinafter called the “Notes”), limited in aggregate principal amount to U.S.$600,000,000 issued and to be issued under a Fourteenth Supplemental Indenture, dated as of November 30, 2009 (hereinafter called the “Fourteenth Supplemental Indenture”), among the Company, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent.
     Additional Amounts. All payments of amounts due in respect of the Notes by the Company will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Mexico any political subdivision thereof or any agency or authority of or in Mexico (“Taxes”) unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, in the absence of such withholding or deduction, which Additional Amounts shall be due and payable when the amounts to which such Additional Amounts relate are due and payable; except that no such Additional Amounts shall be payable with respect to:
(i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of a Note by reason of the existence of any present or former connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (x) being or having been a citizen or resident thereof, (y) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (z) being or having been present or engaged in trade or business therein) other than the mere holding of such Note or the receipt of amounts due in respect thereof;
(ii) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;
(iii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of a Note to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Note to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) of the Holder or beneficial owner of such Note if (x) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (iii), the Company shall have notified all the Holders of Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information or documentation;
(iv) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of a Note at a rate in excess of the 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for the 4.9% rate for purposes of this clause (iv)), but only to the extent that (x) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (y) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence;
(v) to or on behalf of a Holder of a Note in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to Additional Amounts in respect of such Taxes on presenting such Note for payment on any date during such 15-day period;

(vi) any withholding or deduction imposed on a payment to an individual required to be made pursuant to the European Council Directive 2003/48/EC (the “Directive”) or any law implementing or introduced in order to conform to, such Directive; or
(vii) any combination of (i), (ii), (iii), (iv), (v) or (vi) above (the Taxes described in clauses (i) through (vii), for which no Additional Amounts are payable, are hereinafter referred to as “Excluded Taxes”).
     Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if (a) the provision of information, documentation or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9) or (b) Rule I.3.22.8 issued by the Secretaría de Hacienda y Crédito Público (Ministry of Finance and Public Credit), or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule I.3.22.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule I.3.22.8 (or such other successor of such rule). In addition, such clauses (iii) and (iv) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.
     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the date of the Indenture or Fourteenth Supplemental Indenture relating to such Notes), the Company will deliver to the relevant Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or such Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this Section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders and publishing such notice to Holders in a daily newspaper of general circulation in Luxembourg commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this covenant.
     Optional Redemption. The Company may redeem any of the Notes (the “Optional Redemption”) in whole or in part, at any time or from time to time prior to their maturity, upon not less than 30 nor more than 60 days’ prior notice of the date for such redemption (the “Redemption Date”) mailed by first class mail to each Holder’s registered address, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the Redemption Date.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

     “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC or its affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefore another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.
     On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Make-Whole Amount and (unless the Redemption Date shall be an interest payment date) accrued interest to the Redemption Date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Make-Whole Redemption Certificate”) of an officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date and of all other information necessary to the giving by the Trustee of notices of the Optional Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Make-Whole Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Redemption Date.
     Notice of the Optional Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Redemption Date.

The notice of Optional Redemption shall state:
(i) the Redemption Date;
(ii) the Make-Whole Amount;
(iii) the sum of all other amounts due to the holders under the Notes and the Indenture;
(iv) that on the Redemption Date the Make-Whole Amount will become due and payable upon each such Note so to be redeemed;
   (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Make-Whole Amount; and
(vi) the ISIN number of the Notes.
     Notice of the Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Amount therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Make-Whole Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Make-Whole Amount and (ii) all other amounts due to the holders and the Trustee under the Notes and the Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Redemption Date.
     Withholding Tax Redemption. The Notes are subject to redemption (“Withholding Tax Redemption”) at any time (a “Withholding Tax Redemption Date”), as a whole but not in part, at the election of the Company, at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any, to and including the Withholding Tax Redemption Date (the “Withholding Tax Redemption Price”) if, as a result of (i) any change in or amendment to the laws, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any amendment to or change in the rulings or interpretations relating to such laws, rules or regulations made by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the Closing Date, the Company has become or would become required to pay any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 10% on or from any payments under the Notes.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Withholding Tax Redemption Certificate”) of a financial officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 35 days nor more than 45 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.
     Notice of Withholding Tax Redemption shall be given by the Trustee to the Holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each Holder at the address of such Holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Withholding Tax Redemption Date.
     The notice of Withholding Tax Redemption shall state:
     (i) the Withholding Tax Redemption Date;
     (ii) the Withholding Tax Redemption Price;
     (iii) the sum of all other amounts due to the Holders under the Notes and the Indenture;
     (iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Note so to be redeemed;
     (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price; and
     (vi) the ISIN number of the Notes.
     Notice of Withholding Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the Holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the Holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the Holders and the Trustee under the Notes and the Indenture, then neither the Holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the Holders under the Notes other than the rights of the Holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the Holders shall not entitle either the Holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Withholding Tax Redemption Date.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SCHEDULE A
SCHEDULE OF EXCHANGES
The following exchanges of Notes for Notes represented by this Rule 144A Note have been made:

Principal
amount of this		Change in	Principal
Rule 144A		principal	amount of this
Note as of the		Amount of this	Rule 144A	Notation made
date of	Date exchange	Rule 144A Note	Note following	by or on behalf
exchange	made	due to exchange	such exchange	of the Trustee
U.S.

Exhibit A-2
REGULATION S NOTE
PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE l44A AND THE INDENTURE REFERRED TO HEREIN.
THIS NOTE IS A REGULATION S SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE NOTES.

No. 1	U.S.$[ ]
CUSIP No. P4987VAS2
Grupo Televisa, S.A.B.
6.625% Senior Note due 2040
Regulation S Note
     Grupo Televisa, S.A.B., a publicly-traded limited liability company (sociedad anónima bursátil), organized under the laws of the United Mexican States (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] U.S. dollars (U.S.$[•]) (or such lesser amount as shall be the outstanding principal amount of this Regulation S Note shown in Schedule A hereto) on January 15, 2040 and to pay interest thereon from November 30, 2009 or from the most recent date to which interest has been paid or provided for, semiannually on January 15 and July 15 in each year (each, an “Interest Payment Date”), commencing July 15, 2010 at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment of principal, interest, Additional Amounts and any other amounts due on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

     This Note is a Regulation S Security issued on the date hereof which represents U.S.$[•] of the principal amount of the Company’s 6.625% Senior Notes due 2040 (the “Notes”) deposited on behalf of the purchasers of the Notes with the custodian for the Depositary for credit to their respective accounts at Euroclear or Clearstream Banking (each, as defined herein). This Note is one of a duly authorized issue of securities of the Company issued and to be issued in one series under an Indenture dated as of August 8, 2000, as supplemented by the first supplemental indenture dated as of August 8, 2000, the second supplemental indenture dated as of January 19, 2001, the third supplemental indenture dated as of September 13, 2001, the fourth supplemental indenture dated as of March 11, 2002, the fifth supplemental indenture dated as of March 8, 2002, the sixth supplemental indenture dated as of July 31, 2002, the seventh supplemental indenture dated as of March 18, 2005, the eighth supplemental indenture dated as of May 26, 2005, the ninth supplemental indenture dated as of September 6, 2005, the tenth supplemental indenture dated as of May 9, 2007, the eleventh supplemental indenture dated as of August 24, 2007, the twelfth supplemental indenture dated May 12, 2008 and the thirteenth supplemental indenture dated August 21, 2008 (herein called, together with the fourteenth supplemental indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the fourteenth supplemental indenture between the Company, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent, dated as of November 30, 2009, establishing the terms of the Notes pursuant to the Indenture (the “Fourteenth Supplemental Indenture”).
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     Prior to expiration of the “40-day distribution compliance period” (as defined in Rule 901 of Regulation S under the Securities Act), payments (if any) on this Regulation S Note will only be paid to the registered holder hereof to the extent that there is presented to the Trustee a certificate substantially in the form of Exhibit E to the Fourteenth Supplemental Indenture. Interests in this Regulation S Note will be transferable in accordance with the rules and procedures of the Euroclear System or Clearstream Banking or DTC in effect at the time of the transfer.
     The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of U.S.$2,000, and integral multiples of U.S.$1,000 as specified in the Fourteenth Supplemental Indenture establishing the terms of the Notes and as more fully provided in the Original Indenture. As provided in the Original Indenture, and subject to certain limitations set forth in the Original Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
     Interests in this Note are exchangeable or transferable in whole or in part for interests in the Rule 144A Note of the same series only if such exchange or transfer complies with the terms for transfer contained in the Indenture.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

GRUPO TELEVISA, S.A.B.

Attest:		By:

Name:
	Title:		Title:

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 30, 2009	THE BANK OF NEW YORK MELLON, as Trustee

By:

FORM OF REVERSE OF REGULATION S NOTE
     This Note is one of a duly authorized issue of Notes of the Company designated as its 6.625% Senior Notes due 2040 (hereinafter called the “Notes”), limited in aggregate principal amount to U.S.$600,000,000 issued and to be issued under a Fourteenth Supplemental Indenture, dated as of November 30, 2009 (hereinafter called the “Fouteenth Supplemental Indenture”), among the Company, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent.
     Additional Amounts. All payments of amounts due in respect of the Notes by the Company will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Mexico any political subdivision thereof or any agency or authority of or in Mexico (“Taxes”) unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, in the absence of such withholding or deduction, which Additional Amounts shall be due and payable when the amounts to which such Additional Amounts relate are due and payable; except that no such Additional Amounts shall be payable with respect to:
(i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of a Note by reason of the existence of any present or former connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (x) being or having been a citizen or resident thereof, (y) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (z) being or having been present or engaged in trade or business therein) other than the mere holding of such Note or the receipt of amounts due in respect thereof;
(ii) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;
(iii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of a Note to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Note to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) of the Holder or beneficial owner of such Note if (x) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (iii), the Company shall have notified all the Holders of Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information or documentation;
(iv) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of a Note at a rate in excess of the 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for the 4.9% rate for purposes of this clause (iv)), but only to the extent that (x) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (y) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence;
(v) to or on behalf of a Holder of a Note in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to Additional Amounts in respect of such Taxes on presenting such Note for payment on any date during such 15-day period;

(vi) any withholding or deduction imposed on a payment to an individual required to be made pursuant to the European Council Directive 2003/48/EC (the “Directive”) or any law implementing or introduced in order to conform to, such Directive; or
(vii) any combination of (i), (ii), (iii), (iv), (v) or (vi) above (the Taxes described in clauses (i) through (vii), for which no Additional Amounts are payable, are hereinafter referred to as “Excluded Taxes”).
     Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if (a) the provision of information, documentation or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9) or (b) Rule I.3.22.8 issued by the Secretaría de Hacienda y Crédito Público (Ministry of Finance and Public Credit), or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule I.3.22.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule I.3.22.8 (or such other successor of such rule). In addition, such clauses (iii) and (iv) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.
     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the date of the Indenture or Fourteenth Supplemental Indenture relating to such Notes), the Company will deliver to the relevant Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or such Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this Section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders and publishing such notice to Holders in a daily newspaper of general circulation in Luxembourg commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this covenant.
     Optional Redemption. The Company may redeem any of the Notes (the “Optional Redemption”) in whole or in part, at any time or from time to time prior to their maturity, upon not less than 30 nor more than 60 days’ prior notice of the date for such redemption (the “Redemption Date”) mailed by first class mail to each Holder’s registered address, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the Redemption Date.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

     “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC or its affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefore another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.
     On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Make-Whole Amount and (unless the Redemption Date shall be an interest payment date) accrued interest to the Redemption Date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Make-Whole Redemption Certificate”) of an officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date and of all other information necessary to the giving by the Trustee of notices of the Optional Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Make-Whole Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Redemption Date.
     Notice of the Optional Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Redemption Date.

The notice of Optional Redemption shall state:
(i) the Redemption Date;
(ii) the Make-Whole Amount;
(iii) the sum of all other amounts due to the holders under the Notes and the Indenture;
(iv) that on the Redemption Date the Make-Whole Amount will become due and payable upon each such Note so to be redeemed;
(v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Make-Whole Amount; and
(vi) the ISIN number of the Notes.
     Notice of the Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Amount therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Make-Whole Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Make-Whole Amount and (ii) all other amounts due to the holders and the Trustee under the Notes and the Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Redemption Date.
     Withholding Tax Redemption. The Notes are subject to redemption (“Withholding Tax Redemption”) at any time (a “Withholding Tax Redemption Date”), as a whole but not in part, at the election of the Company, at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any, to and including the Withholding Tax Redemption Date (the “Withholding Tax Redemption Price”) if, as a result of (i) any change in or amendment to the laws, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any amendment to or change in the rulings or interpretations relating to such laws, rules or regulations made by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the Closing Date, the Company has become or would become required to pay any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 10% on or from any payments under the Notes.
     The election of the Company to redeem the Notes shall be evidenced by a certificate (a “Withholding Tax Redemption Certificate”) of a financial officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 35 days nor more than 45 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.
     Notice of Withholding Tax Redemption shall be given by the Trustee to the Holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each Holder at the address of such Holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Withholding Tax Redemption Date.
     The notice of Withholding Tax Redemption shall state:
     (i) the Withholding Tax Redemption Date;
     (ii) the Withholding Tax Redemption Price;
     (iii) the sum of all other amounts due to the Holders under the Notes and the Indenture;
     (iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Note so to be redeemed;
     (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Notes so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price; and
     (vi) the ISIN number of the Notes.
     Notice of Withholding Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the Holders.
     Notwithstanding anything to the contrary in the Indenture or in the Notes, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the Holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the Holders and the Trustee under the Notes and the Indenture, then neither the Holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the Holders under the Notes other than the rights of the Holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the Holders shall not entitle either the Holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Notes on the Withholding Tax Redemption Date.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SCHEDULE A
SCHEDULE OF EXCHANGES
The following exchanges of Notes for Notes represented by this Regulation S Note have been made:

Principal		Change in
amount of this		principal	Principal
Regulation S		Amount of this	amount of this
Note as of the		Regulation S	Regulation S	Notation made
date of	Date exchange	Note due to	Note following	by or on behalf
exchange	made	exchange	such exchange	of the Trustee
U.S.

Exhibit B
FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A SECURITY
TO REGULATION S SECURITY PRIOR TO THE EXPIRATION
OF THE RESTRICTED PERIOD
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Grupo Televisa, S.A.B. U.S.$600,000,000 6.625% Senior Notes due 2040 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000, between THE BANK OF NEW YORK MELLON (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This Certificate relates to                                          principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No.[                    ]) held with the Depositary by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP (CINS) No. [                    ]).
     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:
(1)	the Transferor is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(2)	the offer of the Notes was not made to a person in the United States;

(3)
either: (A)    at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) The transaction was executed in, on or through the facilities of a designated offshore securities market and

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neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;
(4)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(5)	if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Securities covered by this transfer certificate then the requirements of Rule 904(c)(1) have been satisfied;

(6)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary in account [___].
     This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

cc: Grupo Televisa, S.A.B.

B-2

Exhibit C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OR EXCHANGE FROM RULE 144A SECURITY
TO REGULATION S SECURITY AFTER THE
EXPIRATION OF THE RESTRICTED PERIOD
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Grupo Televisa, S.A.B. U.S.$600,000,000 6.625% Senior Notes due 2040 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000, between THE BANK OF NEW YORK MELLON (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This Certificate relates to                      principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. [                    ]) held with the Depositary by or on behalf of [transferor] as beneficial owner (the “Transferor”).
     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that:
(i)	(A) the offer of the Notes was not made to a person in the United States;
(B)
either: (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

C-1

     (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or
(ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.
     This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

cc: Grupo Televisa, S.A.B.

C-2

Exhibit D
FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
EXCHANGE FROM REGULATION S SECURITY
TO RULE 144A SECURITY
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Grupo Televisa, S.A.B. U.S.$600,000,000 6.625% Senior Notes due 2040 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000 between THE BANK OF NEW YORK MELLON (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This Certificate relates to                                          principal amount of Notes which are held in the form of a beneficial interest in the Regulation S Security (CUSIP No. [                    ]) through the Depositary by or on behalf of transferor as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest in the Notes for an interest in the Rule 144A Security (CUSIP No. [                    ]).
     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

D-1

     This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Notes being transferred.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

cc: Grupo Televisa, S.A.B.

D-2

Exhibit E
FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re:	Grupo Televisa, S.A.B. U.S.$600,000,000 6.625% Senior Notes due 2040 (the “Notes”)
     Reference is hereby made to the Indenture dated as of August 8, 2000 between THE BANK OF NEW YORK MELLON (the “Trustee”) and GRUPO TELEVISA, S.A.B. (the “Company”) (as amended or supplemented through the date hereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.
     This is to certify that as of the date hereof and except as set forth below, the above-captioned Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the “Act”). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.
     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” included Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
     We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
      This certification excepts and does not relate to U.S.$                                         of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:	[1]

By:

     As, or as agent for, the beneficial owner(s) of the [Notes] to which this certificate relates.

[1]	Not earlier than 15 days prior to the certification event to which the certification relates.

Exhibit F
FORM OF REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement
Dated as of November 30, 2009
among
Grupo Televisa, S.A.B.
and
Credit Suisse Securities (USA) LLC

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is made and entered into this 30th day of November, 2009, among Grupo Televisa, S.A.B., a publicly traded limited liability stock corporation (sociedad anónima bursátil) organized under the laws of the United Mexican States (the “Company”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”).
This Agreement is made pursuant to the Purchase Agreement (the “Purchase Agreement”), dated November 23, 2009, among the Company, Credit Suisse and the other initial purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of U.S.$600,000,000 principal amount of the Company’s 6.625% Senior Notes due 2040 (the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:
1.	Definitions.
As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Business Day” shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Luxembourg are authorized or required to be closed.
     “Closing Date” shall mean the Closing Time as defined in the Purchase Agreement.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary shall have an address in the Borough of Manhattan, in The City of New York.
     “Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

     “Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.
“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.
     “Exchange Securities” shall mean the 6.625% Senior Notes due 2040 issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.
     “Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.
     “Indenture” shall mean the Indenture relating to the Securities dated as of August 8, 2000, between the Company and The Bank of New York, as Trustee, as supplemented by the first supplemental indenture dated as of August 8, 2000, the second supplemental indenture dated as of January 19, 2001, the third supplemental indenture dated as of September 13, 2001, the fourth supplemental indenture dated as of March 11, 2002, the fifth supplemental indenture dated as of March 8, 2002, the sixth supplemental indenture dated as of July 31, 2002, the seventh supplemental indenture dated as of March 18, 2005, the eighth supplemental indenture dated as of May 26, 2005, the ninth supplemental indenture dated as of September 6, 2005, the tenth supplemental indenture dated as of May 9, 2007, the eleventh supplemental indenture dated as of August 24, 2007, the twelfth supplemental indenture dated as of May 12, 2008, the thirteenth supplemental indenture dated as of August 21, 2008 and the fourteenth supplemental indenture dated as of the date hereof, among the Company, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
     “Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities;

provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.
     “Participating Broker-Dealer” shall mean Credit Suisse and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.
     “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Private Exchange” shall have the meaning set forth in Section 2.1 hereof.
     “Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
“Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have ceased to be outstanding or (iii) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulating Authority (“FINRA”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of FINRA, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable

Securities and any filings with FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel representing the Holders of Shelf Registrable Securities or Special Counsel and (x) the reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“SAS 72” shall mean Statement on Auditing Standards No. 72.
     “SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.
“Shelf Registrable Securities” shall have the meaning set forth in Section 2.5.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     “Special Counsel” shall have the meaning set forth in Section 3(g)(i).
     “TIA” shall have the meaning set forth in Section 2.1.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
2.	Registration Under the 1933 Act.
2.1 Exchange Offer. The Company shall, for the benefit of the Holders, at the Company’s cost, (A) use its best efforts to file with the SEC an Exchange Offer Registration Statement within 120 days on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days of the Closing Date, (C) use its best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, (D) use its best efforts to cause the Exchange Offer to be consummated not later than 210 days following the Closing Date and (E) for a period of 90 days following the consummation of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any such participating broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.
In connection with the Exchange Offer, the Company shall:
(a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(b) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);
(c) utilize the services of the Depositary for the Exchange Offer;
(d) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last Business Day of the Exchange

Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;
(e) notice each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and
(f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.
If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company on a senior basis, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the “Private Exchange Securities”).
The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA, or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as the Exchange Securities.
As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:
(i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;
(ii) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Private Exchange;
(iii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.
Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the valid tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.
Upon consummation of the Exchange Offer in accordance with this Agreement, the Company shall have no further obligation to register the Registrable Securities pursuant to Section 2.2 of this Agreement.
2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company determines after consultation with its outside counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Date or (B) the Exchange Offer is not consummated within 210 days after the Closing Date, (iii) upon the request of any of the Initial Purchasers holding Private Exchange Securities with respect to Registrable Securities that are not eligible for Exchange Securities in the Exchange Offer or if the Initial Purchasers do not receive freely tradable Exchange Securities in the Exchange Offer or (iv) upon notice of any Holder (other than an Initial Purchaser) given to the Company in writing within 30 days after the commencement of the Exchange Offer that (A) due to a change in law or SEC policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or

SEC policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) it is a broker-dealer and owns Registrable Securities acquired directly from the Company or an affiliate of the Company, then in case of each of clauses (i) through (iv) the Company shall, at its cost:
(a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 180 days after the original issue of the Registrable Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.
(b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of one year from the original issue of the Registrable Securities, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended up to a maximum of 90 days if necessary to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.
(c) Notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.
The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.
2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
2.4 Effectiveness.
(a) The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(k) hereof, if applicable.
(b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.
2.5 Interest. In the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day following the Closing Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th calendar day following the Closing Date or (c) the Exchange Offer is not consummated or, if required, a Shelf Registration Statement is not declared effective, in either case, on or prior to the 210th calendar day following the Closing Date (each such event referred to in clauses (a) through (c) above, a “Registration Default”), the interest rate borne by the Securities shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent (0.25%) at the beginning of each 90-day period (or portion thereof) that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum provided, however, that no Additional Interest shall be payable if the Exchange Offer Registration Statement is not filed or declared effective or the Exchange Offer is not consummated on account of the reasons set forth in clause (i) of the first paragraph of this Section 2.2 (it being understood, however, that in any such case the Company shall be obligated to file a Shelf Registration Statement and Additional Interest shall be payable if the Shelf Registration Statement is not declared effective in accordance with clause (c)), that no Additional Interest shall be payable if the Shelf Registration Statement is not declared effective as set forth above because the request under clause (iii) of Section 2.2 or notice under clause (iv) of such paragraph was not made on a timely basis; and provided, further, that Additional Interest shall only be payable in case the Shelf Registration Statement is not declared effective as aforesaid. Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to that particular Registration Default will cease. Immediately following the cure of all Registration Defaults or the date of the first anniversary of the last date of original issue of the Securities, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.
If the Shelf Registration Statement is declared effective but becomes unusable by the Holders of Registrable Securities covered by such Shelf Registration Statement (“Shelf Registrable Securities”) for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Shelf Registrable Securities will be increased by one-quarter of one percent (0.25%) per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 31st such day that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one-quarter of one percent (0.25%) per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period; provided that the maximum aggregate increase in the interest rate as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Shelf Registrable Securities pursuant to the first paragraph of this Section 2.5) will in no event exceed one percent (1%) per annum. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Shelf Registrable Securities will be reduced to the original interest rate. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.
The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities entitled to receive the interest payment, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.
2.6 Luxembourg Stock Exchange. The Company shall, for the benefit of the Holders, use its best efforts to (A) file an application to list the Exchange Securities and the Shelf Registrable Securities, if any, on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF market of the Luxembourg Stock Exchange; (B) inform the Luxembourg Stock Exchange and cause notice to be published in a daily newspaper of general circulation in Luxembourg (which is expected to be d’Wort) prior to commencing the Exchange Offer or the Shelf Registration; (C) provide to the Luxembourg Stock Exchange documents relating to the Exchange Offer or Shelf Registration and consummate the exchange at the office of The Bank of New York Mellon (Luxembourg) S.A., the Paying Agent, Transfer Agent and Listing Agent in Luxembourg, at Aerogolf Center, 1A Hoehenhof, L-1736 Senningerberg, Luxembourg, and (D) provide the results of the Exchange Offer or the Shelf Registration, including any increase in the interest rate, to the Luxembourg Stock Exchange and cause such results to be published in a daily newspaper of general circulation in Luxembourg.
3.	Registration Procedures.
In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:
(a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Shelf Registrable Securities by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein;
(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance in the case of a Shelf Registration with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);
(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities, in accordance with applicable law, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
(d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;
(e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;
(f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to Credit Suisse on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Credit Suisse on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:
“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer”;
and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and
(B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to Credit Suisse on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement officers’ certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by SAS 72 (or if such a comfort letter is not permitted by SAS 72, an agreed upon procedures letter in customary form) from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

(g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish Milbank, Tweed, Hadley & McCloy LLP, as special counsel for the Holders of Shelf Registrable Securities (or, if Milbank, Tweed, Hadley & McCloy LLP is unable or unwilling to serve, such other special counsel (but not more than one) as may be selected by the Holders of a majority in principal amount of such Shelf Registrable Securities (“Special Counsel”)), copies of comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;
(h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;
(i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested in writing);
(j) in the case of a Shelf Registration, cooperate with the selling Holders of Shelf Registrable Securities to facilitate the timely preparation and delivery of certificates representing Shelf Registrable Securities to be sold and not bearing any restrictive legends; and enable such Shelf Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Shelf Registrable Shelf Securities;
(k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shelf Registrable Securities or Participating Broker- Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to finish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request and the Initial Purchasers, on their own behalf and on behalf of subsequent holders, hereby agree to suspend use of the Prospectus until the Company has amended or supplemented to correct such misstatement or omission;
(l) obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a

Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;
(m) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
(n) in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shelf Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:
(i) make such representations and warranties to the Holders of such Shelf Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;
(ii) obtain opinions of United States and Mexican counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Shelf Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters set forth in Exhibit A with such customary exceptions and qualifications as contained in the opinions delivered pursuant to the Purchase Agreement and such other matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
(iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and, if there are no underwriters, use reasonable efforts to have such letter addressed to the selling Holders of Shelf Registrable Securities (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;
(iv) if so requested by the Majority Holders, enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Shelf Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;
(v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; provided that such underwriting agreement shall contain customary provisions regarding indemnification of the Company with respect to information provided by the underwriter; and
(vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Shelf Registrable Securities being sold and the managing underwriters, if any.
The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;
(o) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer, any Special Counsel or any accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, Special Counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers, provided, however that such records, documents or information which the Company identifies as being confidential shall not be disclosed by the representative, Holder, attorney or accountant unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or as part of the evidentiary procedures of a court of competent jurisdiction; or (iii) such records, documents or information have previously been generally made available to the public.
(p) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to Milbank, Tweed, Hadley & McCloy LLP, as counsel to the

Holders of Registrable Securities, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or such counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and such counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or such counsel to the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and
     (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Shelf Registrable Securities, to the Initial Purchasers, to Special Counsel and to the underwriter or underwriters of an underwritten offering of Shelf Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, Special Counsel or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of Shelf Registrable Securities, the Initial Purchasers on behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall not have previously been advised and furnished a copy of or to which such Majority Holders, the Initial Purchasers of behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, Special Counsel or any underwriter.
(q) in the case of a Shelf Registration, use its best efforts to cause all Exchange Securities and Shelf Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
(r) in the case of a Shelf Registration, use its reasonable best efforts to cause the Shelf Registrable Securities to be rated by two nationally recognized statistical rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
(s) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;
(t) cooperate and assist in any filings required to be made with FINRA and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA); and
(u) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).
In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Shelf Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Shelf Registrable Securities as the Company may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act.
In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Shelf Registrable Securities current at the time of receipt of such notice.
During any 365-day period, the Company, upon notice to the Holders, may suspend the availability of such Registration Statement for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the Securities), but not more than an aggregate of 60 days during any 365-day period, if the Company’s Board of Directors determines in good faith that there is a valid purpose for the suspension.
If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering, provided such selection is acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
4.	Indemnification; Contribution.
(a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”), each of their respective directors, officers and affiliates and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and
(iii) against any and all expense, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided therein), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), and provided further, that the Company shall not indemnify any Underwriter or any person who controls such Underwriter from any loss, liability, claim or damage (or expense incurred in connection therewith) alleged by any person who purchased Exchange Securities or Registrable Securities from such Underwriter if the untrue statement, omission or allegation thereof upon which such loss, liability, claim or damage is based was made in (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Exchange Securities or Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Underwriter or any person who controls such Underwriter, after such time as the Company advised the Underwriters that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, if the Prospectus as amended or supplemented by such post-effective amendment or supplement would not have given rise to such loss, liability, claim or damage; or (iii) any Prospectus used after such time as the obligation of the Company to keep the same current and effective has expired.
(b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors, officers and affiliates, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.
(c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, and the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the indemnified party, and the payment of all expenses. Any omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any such indemnified party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding within a reasonable time or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and indemnifying party, and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and indemnifying party in the conduct of the defense of such action (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the indemnifying party shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement unless the indemnifying party in good faith shall be contesting the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the indemnified party to indemnification under the terms of this Section 4.
(e) If the indemnification provided for in this Section 4 is for any reason unavailable to hold harmless an indemnified party (other than by reason of the first sentence of Section 4(c)) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 4, in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it pursuant to the Purchase Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective directors, officers, agents, employees and affiliates shall have the same rights to contribution as such Initial Purchaser or Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Company’s directors, officers, agents, employees and affiliates shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.
5.	Miscellaneous.

5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary under applicable rules and regulations to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. The Company’s obligations under this Section 5.1 shall terminate upon the later of the consummation of the Exchange Offer and the Effectiveness Period.
5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.
5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.
5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.
5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.
5.7 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1 through 2.4 hereof.
5.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
5.10 GOVERNING LAW; CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.
(b) Each of the Initial Purchasers and the Company irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York and for that purpose hereby waives any right to which it may be entitled on account of place of residence, domicile or otherwise.
(c) The Company designates, appoints, and empowers CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 5 reasonably satisfactory to the Majority Holders. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 5.10 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City of New York or the courts of the State of New York located in The County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

5.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
GRUPO TELEVISA, S.A.B.
By:
Name:
Title:
By:
Name:
Title:
CONFIRMED AND ACCEPTED
as of the date first above written:
CREDIT SUISSE SECURITIES (USA) LLC
By:
Name:
Title:

Exhibit A
The Exchange Offer Registration Statement, as of its effective date, and the Prospectus, as of the date hereof (except as to (x) the financial statements, notes and schedules thereto and other financial data contained or incorporated by reference therein, and (y) the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act*. In the course of the preparation of the Exchange Offer Registration Statement and the Prospectus, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company at which the contents of the Exchange Offer Registration Statement and the Prospectus were discussed. Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Exchange Offer Registration Statement and the Prospectus and have made no independent check or verification thereof. Subject to the foregoing and on the basis of information we have gained in the course of the performance of the services referred to above, including information obtained from officers and representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe that (i) the Exchange Offer Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) the Prospectus (including the documents incorporated by reference therein), as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to (a) the financial statements, notes and schedules thereto included in, or incorporated by reference into, the Exchange Offer Registration Statement or the Prospectus and (b) other financial data and information included in, incorporated by reference into or omitted from the Exchange Offer Registration Statement or the Prospectus.

*	To be provided only by United States counsel.